                                                                      EXHIBIT 3














                          SECOND AMENDED AND RESTATED

                                     BYLAWS


                                       OF


                              LOT$OFF CORPORATION

                             A DELAWARE CORPORATION


                              (THE "CORPORATION")


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                               TABLE OF CONTENTS

                                                     CONTENTS                                                  PAGE
                                                     --------                                                  ----
ARTICLE I.     STOCKHOLDER MEETINGS.

         1.1.  Annual Meetings....................................................................................1
         1.2.  Special Meetings...................................................................................1
         1.3.  Notice of Meetings.................................................................................1
         1.4.  Adjournments.......................................................................................1
         1.5.  Quorum.............................................................................................1
         1.6.  Organization; Order of Business....................................................................2
         1.7.  Voting; Proxies....................................................................................2
         1.8.  Stockholder List...................................................................................2
         1.9.  Consent of Stockholders in Lieu of Meeting.........................................................3
         1.10. Attendance via Communications Equipment............................................................3
         1.11. Notice of Stockholder Nominees.....................................................................3

ARTICLE II.    BOARD OF DIRECTORS.

         2.1.  Powers.............................................................................................4
         2.2.  Number; Term of Office; Qualifications.............................................................4
         2.3.  Removal............................................................................................4
         2.4.  Resignations.......................................................................................4
         2.5.  Vacancies..........................................................................................4
         2.6.  Regular Meetings...................................................................................4
         2.7   Special Meetings...................................................................................4
         2.8.  Telephonic Meetings Permitted......................................................................5
         2.9.  Quorum; Vote Required For Action...................................................................5
         2.10. Action Without Meeting.............................................................................5
         2.11. Organization.......................................................................................5
         2.12. Compensation.......................................................................................5

ARTICLE III.   COMMITTEES OF DIRECTORS.

         3.1.  Establishment......................................................................................6
         3.2.  Available Powers...................................................................................6
         3.3.  Unavailable Powers.................................................................................6
         3.4.  Conduct of Business................................................................................6

ARTICLE IV.    OFFICERS.

         4.1.  Executive Officers; Term of Office.................................................................7
         4.2.  Powers and Duties..................................................................................7
                  4.2.1. President................................................................................7
                  4.2.2. Vice Presidents..........................................................................7


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
                                                     CONTENTS                                                  PAGE
                                                     --------                                                  ----

                  4.2.3. Secretary................................................................................7
                  4.2.4. Treasurer................................................................................8
                  4.2.5. Assistant Secretary......................................................................8
                  4.2.6. Assistant Treasurer......................................................................8
         4.3.  Resignations and Removal...........................................................................8
         4.4.  Vacancies..........................................................................................8
         4.5.  Compensation.......................................................................................8


ARTICLE V.   STOCK AND DIVIDENDS.

         5.1.  Certificates.......................................................................................9
         5.2.  Multiple Classes of Stock..........................................................................9
         5.3.  Payment for Shares.................................................................................9
         5.4.  Transfer of Stock..................................................................................9
         5.5.  Transfer and Registry Agents......................................................................10
         5.6.  Lost, Stolen or Destroyed Certificates............................................................10
         5.7.  Registered Stockholders...........................................................................10
         5.8.  Dividends, Surplus, Reserves......................................................................10
         5.9.  Additional Regulations............................................................................10

ARTICLE VI.  MISCELLANEOUS.

         6.1.  Offices...........................................................................................11
         6.2   Place of Meetings.................................................................................11
         6.3.  Record Dates......................................................................................11
                  6.3.1.  Fixing Record Dates....................................................................11
                  6.3.2.  Record Date for Action by Written Consent..............................................11
                  6.3.3.  Inspectors of Written Consent..........................................................12
                  6.3.4.  Effectiveness of Written Consent.......................................................12
         6.4.  Means of Giving Notice............................................................................12
         6.5.  Waiver of Notice..................................................................................12
         6.6.  Contracts and Negotiable Instruments..............................................................13
         6.7.  Facsimile Signatures..............................................................................13
         6.8.  Fiscal Year.......................................................................................13
         6.9.  Seal..............................................................................................13
         6.10. Books and Records.................................................................................13
         6.11. Reliance Upon Books and Records...................................................................13
         6.12. Form of Records...................................................................................13
         6.13. Inspection of Books and Records...................................................................14
         6.14. Indemnification...................................................................................14
         6.15. Insurance.........................................................................................14
         6.16. Surety Bonds......................................................................................14



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
                                                     CONTENTS                                                  PAGE
                                                     --------                                                  ----
         6.17. Interested Directors, Officers and Stockholders...................................................14
                  6.17.1.  Validity..............................................................................14
                  6.17.2.  Disclosure, Approval..................................................................14
                  6.17.3.  Non-Exclusive.........................................................................15
         6.18. Voting of Securities of Other Corporations........................................................15
         6.19. Amendments........................................................................................15

                          SECOND AMENDED AND RESTATED
                                     BYLAWS

                                   ARTICLE I.
                             STOCKHOLDER MEETINGS.

         1.1. Annual Meetings. An annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors. The Board of Directors may take action to postpone previously scheduled annual meetings upon public notice given prior to the scheduled meeting date.

         1.2. Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes at any time by the President, the Board of Directors, or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings; but such special meetings may not be called by any other person or persons.

         1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary of the Corporation that the notice required by this Section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn to another time or place. The chairman of the meeting may adjourn the meeting from time to time whether or not a quorum is present. Notice of any such adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

         1.5. Quorum. At any meeting of stockholders, the presence, in person or by proxy, of the holders of shares representing a majority of the entire number of votes entitled to be cast at the meeting shall constitute a quorum for all purposes, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, the chairman of the meeting or the holders of shares of stock present in person or by proxy and entitled to vote at such meeting (determined by a majority of the votes cast) may adjourn the meeting to another time or place. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of stockholders leaving less than a quorum.

         1.6. Organization; Order of Business. Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence such person as may be chosen by the holders of shares representing a majority of the votes which could be cast by those present, in person or by proxy, and entitled to vote shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting but in his absence, the secretary of the meeting shall be such person as the Chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion; but the order of business to be followed at any meeting at which a quorum is present may be changed by the holders of shares of stock present in person or by proxy and entitled to vote at such meeting (determined by a majority of the votes cast).

         1.7. Voting; Proxies. Except as may be otherwise provided by the Certificate of Incorporation or a resolution adopted by the Board of Directors pursuant to Section 151(a) of the General Corporation Law of the State of Delaware, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the chairman of such meeting or the holders of shares representing a majority of the votes that could be cast by those present, in person or by proxy, and entitled to vote. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by a majority of the votes cast.

         1.8. Stockholder List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his name, shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten
(10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting throughout the entire meeting and shall be open to examination by any stockholder who is present. The original stock ledger shall be the only evidence as to the stockholders entitled to examine such stock ledger, the stockholder list or the books required by this Corporation or to vote in person or by proxy at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meeting.




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         1.9. Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action which must or may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         1.10. Attendance via Communications Equipment. Unless otherwise restricted by law, the stockholders may hold any meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with and hear each other. Such participation shall constitute presence in person at the meeting.

         1.11. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1.11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. The notice requirements set forth in (a) and (b) above shall apply even if a proxy statement has already been mailed. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.11. The Chairman of the meeting shall, if the facts warrant, determine and declare to




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the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                  ARTICLE II.
                              BOARD OF DIRECTORS.

         2.1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

         2.2. Number; Term of Office; Qualifications. The number of directors constituting the Board of Directors shall be determined from time to time by resolution of the Board of Directors; provided, however, that at all times the number of directors shall be at least one (1) and no decrease shall have the effect of shortening the term of any incumbent director. Except as otherwise provided herein or required by law, each director shall be elected at each annual meeting of stockholders and shall hold office until his successor has been duly elected and qualified. Directors need not be stockholders or residents of the State of Delaware.

         2.3. Removal. Subject to Section 141(k) of the General Corporation Law of the State of Delaware, any director may be removed, either for or without cause, at any meeting of stockholders by the holders of shares of stock representing a majority of the entire number of votes entitled to be cast at an election of directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting if such meeting is a special meeting.

         2.4. Resignations. Any director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, or if no such time is specified, upon receipt by the Corporation. Unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

         2.5. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal (whether or not for cause), disqualification, an increase in the number of directors or any other cause may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the expiration of the term of office of the director whom he has replaced and until his successor is duly elected and qualified.

         2.6. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as shall have been established by the Board of Directors and communicated to all directors. A notice of each regular meeting shall not be required.

         2.7. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware and (i) may be called by the President, and (ii)




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must be called by the President or Secretary on the written request of two directors or the sole director, as the case may be. Notice of each special meeting of the Board of Directors must be given to each director at least twenty-four (24) hours before the meeting if such notice is delivered personally or by means of telegram, telex or facsimile transmission; two (2) days before the meeting if such notice is delivered by a recognized express delivery service; and three (3) days before the meeting if such notice is delivered through the United States mail. Any and all business which may be transacted at a regular meeting of the Board of Directors may be transacted at a special meeting. Neither notice of a special meeting nor waiver of notice of a special meeting need state the purpose of or business to be transacted at such meeting.

         2.8. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other. Such participation shall constitute presence in person at such meeting.

         2.9. Quorum; Vote Required For Action. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum is present. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified.

         2.10. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

         2.11. Organization. The Board of Directors may, if it chooses, elect a Chairman of the Board and a Vice Chairman of the Board from its members. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting; but in his absence, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

         2.12. Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees of the Board of Directors. The directors may be reimbursed their expenses, if any, of attendance at such Board and committee meetings. No director is precluded from serving the Corporation in any other capacity and receiving compensation appropriate to the value of such services rendered.

                                  ARTICLE III.
                            COMMITTEES OF DIRECTORS.

         3.1. Establishment. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate from time to time one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

         3.2. Available Powers. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee and as limited by law, the Certificate of Incorporation and these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal, if any, of the Corporation to be affixed to all papers which may require it. Without limiting the generality of the foregoing, a committee of the Board of Directors may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

         3.3. Unavailable Powers. No committee of the Board of Directors shall have the power or authority to amend the Certificate of Incorporation (except in connection with the issuance of shares of stock as provided in the previous section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommend to the stockholders a dissolution of the Corporation or a revocation of such a dissolution; amend the Bylaws of the Corporation; and, unless the resolution establishing such committee or the Certificate of Incorporation expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

         3.4. Conduct of Business. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.




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

                                  ARTICLE IV.
                                   OFFICERS.

         4.1. Executive Officers; Term of Office. The Board of Directors shall elect a President, Secretary and Treasurer. The Board of Directors may elect one or more Vice Presidents (with such descriptive title, if any, as the Board of Directors shall deem appropriate), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may determine. Vice Presidents, Assistant Secretaries and Assistant Treasurers may also be appointed by the President as provided in Section 4.2.1. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in these Bylaws. Any number of offices may be held by the same person. The Board of Directors may require any officer to give bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board of Directors may determine.

         4.2. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be provided by applicable laws, the Certificate of Incorporation and these Bylaws, and as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain and are incident to their respective offices, subject to the control of the Board of Directors. Without limiting the generality of the foregoing, the following officers shall have the respective duties and powers enumerated below:

              4.2.1. President. The President shall be the chief executive officer of the Corporation. He shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive. The President may sign and execute, in the name of the Corporation, stock certificates, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except when signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors or the Bylaws to some other person, or shall be required by law to be signed otherwise. The President shall also have the power to appoint Vice Presidents, Assistant Secretaries and Assistant Treasurers as he deems necessary from time to time. The President may remove such appointed officers at any time for or without cause. The President shall have general supervision and direction of all other officers, employees and agents of the Corporation.

              4.2.2. Vice Presidents. The Vice President, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Vice President may sign certificates evidencing shares of stock of the Corporation.

              4.2.3. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of stockholders and the Board of Directors. He may sign certificates evidencing shares of stock of the Corporation. He shall have custody of the corporate seal, if any, and shall have authority to affix the seal to any instrument requiring it, and when so affixed, it may




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

be attested by his signature or by the signature of an Assistant Secretary. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable.

              4.2.4. Treasurer. The Treasurer shall be either the chief accounting or chief financial officer of the Corporation. He shall have the custody of the corporate funds and securities, and shall disburse the funds of the Corporation as are authorized. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and, when requested by the President or Board of Directors, shall render from time to time an accounting of all such transactions and of the financial condition of the Corporation. The Treasurer may sign certificates evidencing shares of stock of the Corporation.

              4.2.5. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President, Secretary or Board of Directors may from time to time prescribe.

              4.2.6. Assistant Treasurer. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President, Treasurer or Board of Directors may from time to time prescribe.

         4.3. Resignations and Removal. Any officer may resign at any time by giving written notice to the Board of Directors or, if the President is not resigning, to the President of the Corporation. Such resignation shall take effect at the time therein specified, or if no time is specified, upon receipt. Unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. All officers serve at the pleasure of the Board of Directors; any elected or appointed officer may be removed at any time for or without cause by the Board of Directors. Officers appointed by the President may also be removed at any time for or without cause by the President.

         4.4. Vacancies. Any vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired term in the manner prescribed in these Bylaws for the regular election or appointment to such office.

         4.5. Compensation. Salaries or other compensation of officers shall be set from time to time by the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

                                   ARTICLE V.
                              STOCK AND DIVIDENDS.

         5.1. Certificates. The shares of capital stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors and consistent with the provisions of Section 158 of the General Corporation Law of the State of Delaware. Unless and to the extent the Board of Directors by resolution provides that any or all classes or series of stock shall be uncertificated, every holder of the capital stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         5.2. Multiple Classes of Stock. If the Corporation issues more than one class of stock or more than one series of any class, a statement of the powers, designations, preferences and rights of each class or series of stock and the qualifications, limitations or restrictions thereof shall (unless the Board of Directors provides that such class or series of stock shall be uncertificated) be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Corporation will furnish a copy of such statement without charge to each requesting stockholder.

         5.3. Payment for Shares. The capital stock so issued shall be considered to be fully paid and nonassessable if: (1) the entire amount of such consideration has been received by the Corporation in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof; or (2) not less than the amount of the consideration determined to be capital by the Board of Directors has been received by the Corporation in such form and the Corporation has received a binding obligation of the purchaser of the capital stock, in the form of a promissory note fully secured by collateral, to pay the balance of the purchase price. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

         5.4. Transfer of Stock. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized legal representative. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and of the payment by the transferor of all taxes applicable to the transfer of such shares, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon the corporate books. Provided, however, that the Corporation shall not be so obligated unless such transfer was made in compliance with applicable federal and state securities laws and with any restrictions on transfer contained in the Certificate of Incorporation, these Bylaws or any agreement which has been filed with the Secretary of the Corporation.

         5.5. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

         5.6. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of such new certificate.

         5.7. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         5.8. Dividends, Surplus, Reserves. Subject to the Certificate of Incorporation and applicable law, the Board of Directors may, in its absolute discretion:

              5.8.1. Declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as the Board of Directors deems advisable.

              5.8.2. Use and apply any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, script or other securities or evidences of indebtedness.

              5.8.3. Set aside from time to time out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors thinks proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation; and the Board may modify or abolish any such reserve in the manner in which it was created.

         5.9. Additional Regulations. The issue, transfer, conversion and registration of shares of stock shall be governed by such other rules and regulations as the Board of Directors may establish from time to time.

                                  ARTICLE VI.
                                 MISCELLANEOUS.

         6.1. Offices. The Corporation may have, in addition to its registered office in the State of Delaware, offices and places of business at such places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business and affairs of the Corporation may require.

         6.2. Place of Meetings. All stockholders, directors and committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or such committee and stated in the notices thereof. If no such place is so designated, such meetings shall be held at the principal business office of the Corporation.

         6.3. Record Dates.

              6.3.1. Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to any such action. In the absence of any action by the Board of Directors, the record date shall be at the close of business on the day preceding (i) the date on which a notice of meeting is given, or (ii) the date the Board of Directors adopts the resolution declaring a dividend or other distribution or allotment or approving any change, conversion or exchange, as the case may be, shall be the record date. A record date validly fixed for any meeting of stockholders shall be valid for any adjournment of said meeting and shall, at the Board of Directors election, be valid for any reconventions and readjournments of the meeting made no later than ninety (90) days after such record date.

              6.3.2 Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation have custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

              6.3.3 Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 6.3.2 to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 6.3.2 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

              6.3.4 Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with Section 6.3.2, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 6.3.2.

         6.4. Means of Giving Notice. Unless otherwise required by these Bylaws, whenever any notice is required to be given under law, the Certificate of Incorporation or these Bylaws, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be. All notices shall be deemed to be given at the time when the same shall be deposited in the mail or with an express delivery service or when transmitted, as the case may be, addressed or directed to the proper destination as it appears on the records of the Corporation, with postage and fees thereon prepaid. An affidavit of the Secretary or Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         6.5. Waiver of Notice. Whenever any notice is required to be given under law, the Certificate of Incorporation or these Bylaws, a written waiver of such notice, sighed before or after the date of the noticed meeting or action by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. Neither the business nor the purpose of any meeting need be specified in such a waiver unless otherwise required. All waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         6.6. Contracts and Negotiable Instruments. Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Corporation may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board or the President; and the Board of Directors may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any contract in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors. Unless authorized so to do by these Bylaws or by the Board of Directors, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

         6.7. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         6.8. Fiscal Year. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board of Directors.

         6.9. Seal. The seal of the Corporation, if any, shall be in such form as shall from time to time be adopted by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         6.10. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         6.11. Reliance Upon Books and Records. Each director, each member of any committee of the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

         6.12. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records.

         6.13. Inspection of Books and Records. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to inspection by any persons.

         6.14. Indemnification. The Corporation shall have the power and obligation to indemnify any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the extent set forth in the Certificate of Incorporation.

         6.15. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         6.16. Surety Bonds. Such officers and agents of the Corporation as the President or the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the President or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

         6.17. Interested Directors, Officers and Stockholders.

               6.17.1. Validity. Any contract or other transaction between the Corporation and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

               6.17.2. Disclosure, Approval. The foregoing shall apply, however, only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed to:

                       (1) the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present, but not in calculating the majority necessary to carry the vote; or

                       (2) the stockholders and they nevertheless authorize or ratify the contract or transaction (determined by a majority of the votes cast).

               6.17.3. Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

         6.18. Voting of Securities of Other Corporations. The Chairman of the Board, the President, any Vice President or the Secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Corporation to exercise, in the name and on behalf of the Corporation, the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the Chairman of the Board, the President, any Vice President or the Secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chairman of the Board, the President, any Vice President or the Secretary may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights.

         6.19. Amendments. These Bylaws may be altered, amended, repealed or replaced by the stockholders or the Board of Directors. The fact that the Board of Directors has such power shall not operate to divest or limit the stockholders of the power to alter, amend, repeal or replace the Bylaws.

                                  CERTIFICATE


         I, Jeff Seidel, the undersigned Secretary of LOT$OFF Corporation, do hereby certify that the foregoing is a true and correct copy of the Second Amended and Restated Bylaws of said Corporation.

         WITNESS my execution on behalf of the Corporation effective the 26 day of November, 1997.


                                                  JEFF SEIDEL
                                                  ------------------------------
                                                  Jeff Seidel